Exhibit 12(b)

I, Elizabeth M. Forget, President, and I, Jeffrey A. Tupper, Chief Financial Officer and Treasurer, of Met Investors Series Trust (the “Trust”), each certify that:

1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Elizabeth M. Forget
Elizabeth M. Forget
President

By:	/s/ Jeffrey A. Tupper
Jeffrey A. Tupper
Chief Financial Officer and Treasurer

Date:	March 9, 2010